Exhibit 23.4

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                       Consent of Independent Accountants


We consent to the incorporation by reference in this Amendment No. 1 Registration Statement on Form S-4 of our report dated March 15, 1996, on our audits of the consolidated financial statements of Monor Communications Group, Inc. and Subsidiaries. We also consent to the reference to our Firm under the Caption "Experts."


/s/ Coopers & Lybrand L.L.P.



Coopers & Lybrand L.L.P.
Lincoln, Nebraska
January 17, 1997